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                                                                     EXHIBIT 8.1

                  [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]

                                                      December 5, 2000

Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501

SC Realty Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501

Ladies/Gentlemen:

   Reference is made to the Registration Statement on Form S-4, as amended (the "Registration Statement"), and the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") that forms part of the Registration Statement of Security Capital Group Incorporated, a Maryland corporation ("SCGI"), filed with the Securities and Exchange Commission in connection with the proposed purchase by SC Realty Incorporated, a Nevada corporation ("Purchaser"), of all of the stock of Security Capital Holdings S.A., a Luxembourg corporation ("Holdings") owned by Security Capital U.S. Realty, incorporated in the Grand Duchy of Luxembourg as a Societe d'Investissement a Capital Fixe ("Seller"), pursuant to the Transaction Agreement dated as of September 26, 2000, by and among SCGI, Purchaser, and Seller (the "Transaction Agreement"). As described in the Registration Statement, after Purchaser purchases the stock of Holdings from Seller, Seller will liquidate (the "Liquidation") and distribute to its stockholders the cash (less the portion of the cash used to satisfy certain obligations of Seller to its creditors) and Class B common stock of SCGI that constitute the sale proceeds for Holdings. Any capitalized term used and not defined herein shall have the meaning given to it in the Registration Statement or the appendices thereto.

   For purposes of the opinion set forth below, we have relied, with the consent of SCGI and Purchaser, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated not verified) contained, respectively, in the Officers' Certificates of Purchaser and SCGI dated the date hereof, and have assumed that such statements and representations are and will remain complete and accurate through the date on which the Liquidation is completed and that all representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement.

   We have also assumed that: (i) the transactions contemplated by the Transaction Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement--Prospectus (and no transaction or condition found therein and material to this opinion will be waived by any party); (ii) the purchase and sale of Holdings and the Liquidation will be validly consummated in accordance with the applicable law of Luxembourg; and
(iii) the Liquidation will be reported by Purchaser and SCGI on their respective federal income tax returns in a manner consistent with the opinion set forth below.

   We have participated in the preparation of the discussion set forth in the section entitled "CERTAIN TAX CONSEQUENCES OF THE TRANSACTION--United States Federal Income Tax Considerations." In our opinion, such discussion, insofar as it relates to the federal income tax consequences of the Liquidation to the U.S. Holders of Seller, is accurate in all material respects.
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   We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement, and to the reference to us in the Proxy Statement/Prospectus under the caption "CERTAIN TAX CONSEQUENCES OF THE TRANSACTION--United States Federal Income Tax Considerations." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

   This opinion relates solely to certain federal income tax consequences of the Liquidation with respect to certain U.S. Holders of Seller and no opinion is expressed as to the tax consequences to U.S. Holders under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax.

   We are furnishing this opinion to you in connection with the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                          Very truly yours,

                                          /s/ Wachtell, Lipton, Rosen & Katz

DME/cg